Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of eBay Inc. of our report dated April 28, 2022, with respect to the consolidated financial statements of Adevinta ASA included in eBay Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2021.

/s/ Ernst & Young AS

Oslo, Norway

September 30, 2022